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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 31, 1997







                            OXFORD HEALTH PLANS, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                 0-19442                 06-1118515
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(State or other jurisdiction)      (Commission              (IRS Employer
       of incorporation)           File Number)           Identification No.)


 800 Connecticut Avenue, Norwalk, Connecticut                          06854
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  (Address of principal executive offices)                           (Zip Code)



                                 (203) 852-1442
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              (Registrant's telephone number, including area code)











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Item 5.  Other Events.

Claims Payment Delays

         As previously reported, unanticipated software and hardware issues arising from the recent upgrade of the Company's computer operating system created delays in the Company's payment of claims to providers in late 1996 and early 1997. The Attorney General of the State of New York (the "Attorney General") had expressed concern over the impact of delays in claims payment on providers and members. See Item 5 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. The Company entered into an Assurance of Discontinuance, effective July 25, 1997 (the "Agreement"), with the Attorney General under which it agreed to pay interest at 9% per annum on provider clean claims not paid by Oxford within 30 days on its New York commercial and Medicaid lines of business. Interest will be paid for the period commencing on the later of April 1, 1997 or the 31st day after Oxford's receipt of the clean claim. The agreement is effective for all claims paid on or after July 25, 1997 and terminates on January 1, 2000. The Agreement requires that the Company pay at least $1,000,000 in interest to providers and $150,000 to the State of New York for the costs of its investigation.

         The interest payment provisions of the Agreement will be superseded upon the effectiveness of "prompt payment" legislation passed by the New York State Assembly and Senate which will require all HMOs and insurers to pay interest at 12% per annum on claims not paid within 45 days. While the Company expects the Governor to approve such legislation, there can be no assurance as to the outcome of the legislative process.

         The Company has addressed the problems principally responsible for the delays in claims payments and is paying the vast majority of claims currently received on a timely basis. Moreover, the Company is rapidly working down remaining backlogged claims and has advanced over $271 million against outstanding claims, for which interest will not be payable. The Company believes that the Agreement is in the best interests of the Company and its members and providers and has implemented a similar policy to pay interest in New Jersey and Connecticut at rates and after grace periods consistent with respective state regulations. The Company believes that the Agreement and its new interest policy will not have a material adverse effect on its financial condition or results of operations.

         The New York State Department of Insurance ("DOI") is currently conducting its routine triennial examination and market conduct examination of the Company's New York HMO and insurance subsidiaries. In the course of these examinations, the DOI has investigated claims payment delays by the Company. The DOI has also expressed concern over delays in payment of claims by health plans in general and is investigating health plans state-wide. The Company is cooperating fully with the DOI in its examinations and expects that the DOI will issue a report on examination addressing claims payment and other regulatory issues. The DOI has not issued any report or findings but may seek to impose a fine or other penalty in connection with alleged regulatory violations. There are no specific guidelines for determining the fines or penalties imposed in such cases. While the Company is unable to estimate the amount of any potential fine or penalty, based on prior proceedings of this nature before the DOI, the Company does not believe that the results of the examination will have a material adverse effect on the Company's financial condition or results of operations.


         This report includes forward-looking statements as defined in the Securities Exchange Act of 1934, as amended, including statements concerning the impact on the Company of the Agreement, the DOI examination and the effect of government regulation. Actual results could differ materially from those discussed. Factors that could cause actual results to differ materially include governmental action and the Company's ability to continue to develop processes and systems to support its growing operations. Additional information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996. Copies are available upon request by calling Oxford at 1-800-889-7546 ext. 1616.




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                                   SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   OXFORD HEALTH PLANS, INC.


Date: July 31, 1997                         By:     /s/  ANDREW B. CASSIDY
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                                                         Andrew B. Cassidy
                                                         Chief Financial Officer





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